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                                                                   EXHIBIT 10.7
                             PACIFIC COMMERCE BANK

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT, is made by and between THOMAS D. MICHELLI (the "Executive") and PACIFIC COMMERCE BANK, a California banking corporation (the "Bank").

    In consideration of the mutual covenants of the parties hereto, it is agreed that from and after the Commencement Date, the Bank shall employ the Executive, and the Executive shall work for the Bank, on the following terms and conditions:

    A.   TERM OF EMPLOYMENT:

    1. TERM. The Bank hereby employs the Executive and the Executive hereby accepts employment with the Bank for the period of five (5) years (the "Term"), commencing with the Commencement Date, subject, however, to prior termination of this Agreement, as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of the Executive by the Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

    2. COMMENCEMENT DATE. The Term of this Agreement shall commence as of November 1, 1995 (the "Commencement Date").

    B.   DUTIES OF EXECUTIVE.

    1. DUTIES. The Executive shall serve as President and Chief Executive Officer of the Bank. Such services shall be performed by the Executive faithfully, diligently and to the best of his ability and efforts consistent with the highest and best standards of the banking industry, and shall devote his full time and effort to such employment.

    As the President and Chief Executive Officer of the Bank, the Executive shall have, subject to policies established by the Board of Directors, the full power and authority to supervise all personnel, be responsible for all operations and lending activities, to supervise public relations and advertising, be responsible for reports to the Board of Directors and to all applicable regulatory authorities, and to manage and conduct all other business of the Bank. All such powers and authorities herein given to the Executive shall be subject to the law vested in the Board of Directors of the Bank and in the Bank's shareholders.

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    2.   CONFLICTS OF INTEREST.  Except as permitted by the prior written consent of the Board of Directors of the Bank, during the term of this Agreement, the Executive (i) shall devote the Executive's entire productive time, ability and attention to the business of the Bank, (ii) shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which is in conflict with the Bank's interests,
(iii) shall not directly or indirectly engage in any activity competitive with or adverse to the Bank's business or welfare, whether alone, as a partner, or as an officer, director or employee, and (iv) shall not be more than a ten percent (10%) shareholder of any competitive entity.

    C.   COMPENSATION.

    1. BASE SALARY. For the Executive's services hereunder, the Bank shall pay or cause to be paid as a base salary ("Base Salary") to the Executive the amount of One Hundred Twenty Thousand Dollars ($120,000.00) per year during each of the years of the Term of this Agreement, beginning with the Commencement Date; provided, however, that such Base Salary shall be reviewed and adjusted annually by the Board of Directors of the Bank in accordance with the Board's evaluation of the performance of the Executive.

    2. BONUS COMPENSATION. Commencing with the fiscal year of the Bank ending December 31, 1995, for each fiscal year in which this Agreement is in effect (prorated for any of such year for which the Agreement is in effect for only part of the year), the Executive shall be entitled to receive as an incentive bonus, four and one-half percent (4 1/2) of the Bank's net earnings before income and franchise taxes for such fiscal year, provided, however, that such Bonus Compensation shall be reviewed and adjusted annually by the Board of Directors of the Bank in accordance with the Board's evaluation of the performance of the Executive. The bonus herein shall be paid to the Executive within fifteen (15) days following the end of the fiscal year. Any amounts received by the Executive hereunder shall be subject to adjustment within thirty (30) days after issuance of the Bank's audited financial statements for any year in which a bonus is calculated, to the extent that the "net earnings" set forth therein vary from that which had been calculated and upon which such bonus was paid.

    D.   EXECUTIVE BENEFITS:

    1. VACATION. The Executive shall be entitled to a vacation each year during the Term, which vacation shall not be more than four (4) weeks per year. The time for such vacation shall be by mutual agreement to the Executive and the Bank; provided, however, that the Executive is required to and shall take at least two (2) weeks of said vacation, which shall be taken consecutively. It is further agreed that said vacation time shall not be accumulated from year to year. However, the Executive shall have until March 31 of the following year to use any vacation time not used during the immediately preceding year.

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    2.   AUTOMOBILE.  During the Term hereunder, the Bank shall provide the
Executive, for the Executive's sole use, a full-size executive-class automobile, the type and make of which to be determined by the Bank. Except for expenses of fuel in connection with the Executive's personal use of such automobile (which expense shall be paid by the Executive), the Bank shall pay all operating expenses of any nature whatsoever with regard to such automobile provided the Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such payments as deductible business expenses of the Bank and not deductible compensation to the Executive. The Bank shall also procure and maintain in force throughout the duration of the Term a full coverage insurance policy on said automobile, with coverage, limits and terms to be determined by the Bank.

    3. GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Bank shall provide for the Executive, his spouse and dependents, at the Bank's expense, participation in medical, accident, and health insurance benefits equivalent to the normal and customary benefits currently available under California Banker's Association Group Insurance Program for an employee of the Executive's salary level, and life insurance coverage for the Executive in the amount equal to three times the Executive's total compensation earned during the past year. Said coverage shall be in existence or take effect as of the Commencement Date hereof, shall continue throughout the Term and may continue thereafter in accordance with the terms of subparagraph F.2 and F.4 hereof.

    4. SICK LEAVE. The Executive shall be entitled to one (1) day for each calendar month worked during the first year of this Agreement, and thereafter twelve (12) days of sick leave each year. Said sick leave shall not be accumulated from year to year.

    E.   BUSINESS EXPENSES AND REIMBURSEMENTS.

    1. BUSINESS EXPENSES. The Executive shall be entitled to reimbursement by the Bank for any reasonable, ordinary and necessary business expenses incurred by the Executive in the performance of the Executive's duties and in acting for the Bank during the Term, which types of expenditures shall be determined by the Board of Directors, which shall include memberships in such clubs and civil groups that will assist in developing the business of the Bank, provided that

         a. Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to the Executive; and

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

         b. The Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to the Executive.

    2. CONFERENCE EXPENSES. The Executive shall be entitled to reimbursement by the Bank for his reasonable ordinary expenses incurred by the Executive and his spouse in attending banking conferences conducted by recognized banking groups such as the Western Bank Association, Independent Banker's Association, California Banker's Association, and American Banker's Association. It is expressly agreed and understood, however, that the Bank's Board of Directors' approval shall be necessary prior to the attendance by the Executive at any such conference.

    F.   TERMINATION

    1. FOR CAUSE OR DISABILITY. The Bank may terminate this Agreement at any time without further obligation or liability of the Bank to the Executive, by action of the Board of Directors, if the Executive fails to perform or habitually neglects the Executive's duties, if the Executive engages in illegal activities which materially adversely affect the Bank's reputation in the community or which evidence the lack of the Executive's fitness or ability to perform the Executive's duties as determined by the Board of Directors. This Agreement may also be terminated if the Executive is found by the Bank's Board of Directors to be physically or mentally disabled (as hereinafter defined). Such termination shall not prejudice any remedy which the Bank may have at law, in equity, or under this Agreement.

    For purposes of this Agreement only, physical or mental disability shall be defined as the Executive being unable to fully perform under this Agreement for a period of ninety (90) days out of any one hundred twenty
(120) day period. If there should be a dispute between the Bank and the Executive as to the Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representatives, or if the parties cannot agree within ten (10) days after a request for designation of such party, then by a physician or psychiatrist designated by the San Diego County Medical Society. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding upon the parties thereto.

    2. WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Bank may at any time elect to terminate this Agreement and Executive's employment by the Bank for any reason by action of its Board of Directors. Such termination shall be effective upon 30 days' notice to the Executive from the Bank, and all benefits provided by the Bank to the Executive hereunder shall thereupon cease, other than (A) the benefits

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provided to the Executive as described in the succeeding paragraph of this subparagraph F.2 and (B) the insurance benefits provided to the Executive hereunder as follows: (i) all group health insurance maintained by the Bank to provide medical care (as defined in Section 213(d) of the Internal Revenue Code of 1986, as amended) for the Executive, his spouse and dependents shall be continued for eighteen (18) months following the effective date of such termination. The Executive shall notify the Bank or the Bank's group health plan administrator that he elects Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") continuation coverage within sixty (60) days of the later of (a) his date of termination or (b) the date he is given notice of his right to elect COBRA continuation coverage, in order to qualify for health insurance benefits during the eighteen (18) month period following the effective date of his termination. In the event of such notification by the Executive, the Bank shall pay all premiums to the Bank's group health plan on behalf of the Executive on the account of such COBRA continuation coverage; and (ii) the Bank shall pay all premiums on all other insurance benefits maintained by the Bank for the Executive, his spouse and dependents as delineated in subparagraph D.3 hereof for eighteen (18) months following the effective date of such termination.

    It is agreed that in the event of such Termination without cause, the Executive shall be paid a lump sum payment (net of taxes) equal to two times the Executive's Base Salary and shall also be paid an amount equal to his accrued but unpaid bonus plus accrued but unpaid vacation days (in accordance with subparagraph D.1 hereof) and accrued ESOP in lump sum upon the effective date of termination of this Agreement in accordance with this subparagraph F.2.

    3. BY SUPERVISORY AUTHORITY. This Agreement shall terminate immediately without further liability or obligation of the Bank to the Executive (i) if the Bank is closed or taken over by the State Banking Department or other supervisory authority, including the FDIC, or (ii) if any such supervisory authority should exercise its cease and desist powers to remove Executive from office.

    4. MERGER OR CORPORATE DISSOLUTION. In the event of: (i) a merger in which the Bank is not the surviving corporation, (ii) a consolidation, (iii) a transfer of all or substantially all of the assets of Bank, (iv) any other corporate reorganization where there is a change of ownership of at least twenty percent (20%), or in the event of a voluntary or involuntary dissolution of Bank, as a result of which Executive's employment with the Bank is terminated at any time within one (1) year from the effective date of such event, the Executive shall be entitled to receive a lump sum payment upon such termination an amount equal to three year's then current Base Salary, his accrued but unpaid bonus and any accrued but unpaid vacation days (in accordance with subparagraph D.1 hereof) and accrued ESOP; provided, however, that this subparagraph shall be inapplicable in the event Executive's employment is terminated during this one (1) year period for any of the reasons described in subparagraph F.1 hereof. In addition to the benefits described above in this subparagraph F.4, the Executive shall receive the insurance benefits provided hereunder as follows: (i) all group health insurance maintained by the Bank to

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provide medical care (as defined in Section 213(d) of the Internal Revenue
Code of 1986, as amended) for the Executive, his spouse and dependents shall be continued for eighteen (18) months following the effective date of such termination. The Executive shall notify the Bank or the Bank's group health plan administrator that he elects Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") continuation coverage within sixty (60) days of the later of (a) his date of termination or (b) the date he is given notice of his right to elect COBRA continuation coverage, in order to qualify for health insurance benefits during the eighteen (18) month period following the effective date of his termination. In the event of such notification by the Executive, the Bank shall pay all premiums to the Bank's group health plan on behalf of the Executive on account of such COBRA continuation coverage; and
(ii) the Bank shall pay all premiums on all other insurance benefits maintained by the Bank for the Executive, his spouse and dependents as delineated in subparagraph D.3 hereof for eighteen (18) months following the effective date of such termination.

    5. EFFECT OF TERMINATION. Notwithstanding any other provision of this paragraph F to the contrary, in the event of termination of this Agreement by any of the manners specified herein or by the Executive prior to the completion of the Term, the Executive shall be entitled to the salary earned by the Executive prior to the date of termination as provided for in this Agreement computed PRO RATA up to and including that date; however, the Executive shall be entitled to no further compensation for services rendered after the effective date of termination except as provided in subparagraph
F.2 above regarding termination without cause and subparagraph F.4 above regarding merger or corporate dissolution. Executive further agrees that in the event of any such termination, he will resign from the Board of Directors of the Bank as of the effective date of termination of this Agreement.

    G.   GENERAL PROVISIONS.

    1. RETURN OF DOCUMENTS. The Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by the Executive are solely the property of the Bank, and that the Executive has no right, title or interest therein. Upon termination of this Agreement, the Executive or the Executive's representative shall promptly deliver possession of all said property to the Bank in good condition.

    2. NOTICES. Any notice, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal addressed to the party at his or its address.

    3. APPLICABLE LAW. Except to the extent governed by the laws of the United States, this Agreement is to be governed by and construed in accordance with the laws of the State of California.

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    4.   INVALID PROVISIONS.  Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provisions eliminated.

    5. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Bank. Each party to this Agreement acknowledges that no representation, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Bank and the Executive.

    6. TAXES. All payments stipulated hereunder to be "lump sum" payments shall be reduced by the Bank as appropriate to meet all tax withholding requirements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

DATED:  11/1/95                              PACIFIC COMMERCE BANK

                                             By:  /s/ Alfred B. Salganick, M.D
                                                  ----------------------------
                                                  Alfred B. Salganick, M.D.
                                                  Chairman of the Board

DATED:  11/1/95                                   /s/ THOMAS D. MITCHELLI
                                                  -------------------------
                                                  THOMAS D. MITCHELLI

                           FIRST AMENDMENT
                                  TO
                         EMPLOYMENT AGREEMENT

    This First Amendment (the "Amendment") to Employment Agreement (the "Agreement") is made and entered into as of April 22, 1998 by and among Pacific Commerce Bank (the "Bank"), Scripps Bank, and Thomas D. Michelli (the "Executive") with regard to the following:

    A. As of the date of this Amendment the Bank is entering into an Agreement and Plan of Merger with Scripps Bank under which the Bank will merge (the "Merger") with and into Scripps Bank (the "Agreement and Plan of Merger").

    B. Upon the closing of the transactions contemplated by the Agreement and Plan of Merger, Scripps Bank will assume all contractual obligations of the Bank as a result of the Merger.

    C. One of the contractual obligations of the Bank that would be assumed by Scripps Bank as a result of the Merger would be the Agreement, under which, among other things, the Executive is entitled to bonus compensation based on the profitability of the Bank.

    D. It is a condition to the obligation of Scripps Bank to effect the Merger that the Bank and the Executive enter into an agreement to be effective at the "Effective Time," as defined in the Agreement and Plan of Merger, modifying the terms of the Agreement to provide for payments in January of 1999 and January of 2000 of $50,000 each. The parties also desire to memorialize the change in title that the Executive will hold following the completion of the Merger.

    E.   The Executive has consented to the change proposed.

    NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. TITLE AND DUTIES. Paragraph B.1. of the Agreement is hereby deleted in its entirety and replaced by the following:

        The Executive shall serve as a Senior Vice President of Scripps Bank following the "Effective Time" (as that term is defined in that certain Agreement and Plan of Merger between the Bank and Scripps Bank) of the merger of the Bank and Scripps Bank pursuant to the Agreement and Plan of Merger between the Bank and Scripps Bank. The Executive shall have such duties and responsibilities as shall be assigned from time to time by the Chief Executive Officer of Scripps Bank or by the Board of Directors or any duly authorized committee thereof of Scripps Bank. The Executive shall perform his duties faithfully, diligently and to the best of his ability and efforts consistent with the highest and best standards of the banking industry, and he shall devote his full time and efforts to such employment.

    2. BONUS COMPENSATION. Paragraph C.2. of the Agreement is hereby deleted in its entirety and replaced by the following:

        Scripps Bank will pay the Executive a cash bonus of $50,000 on January 15,1 1999 and a second cash bonus of $50,000 on January 15, 2000. These bonuses will be in addition to any other compensation to which the Executive may be entitled under this Agreement or which may otherwise be granted by Scripps Bank.

    3. EFFECTIVENESS. This Amendment shall be effective only in the event that the Effective Time occurs under the Agreement and Plan of Merger. In the event of termination of the Agreement and Plan of Merger this Amendment shall be null and void and the Agreement shall remain in effect without reference to this Amendment. Notwithstanding any implication to the contrary in this Amendment, Scripps Bank shall have no obligations under this Amendment or the Agreement unless and until the Effective Time occurs.

    4. ASSUMPTION OF OBLIGATIONS. Upon the Effective Time Scripps Bank shall assume all obligations of the Bank under the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment continues in full force and effect from the date of the Amendment, and shall be binding on any successor to Scripps Bank.

    5. ADVICE TO THE EXECUTIVE. The Executive represents to the other parties that he has received such advice from his own tax, financial and legal advisors as he has deemed appropriate. The Executive understands and agrees that none of the Bank, Scripps Bank or either of their counsel have provided tax advice or other advice for the benefit of the Executive in the course of preparation of this Agreement and none of such counsel represent or owe any particular duties to the Executive. The Executive agrees that he has relied and will rely only on his own tax, financial and legal advisors regarding the matters set forth in this Amendment.

    6. DEFINITIONS. Each term not otherwise defined herein shall have the meaning assigned in the document referenced at the first usage of the term.

    7. NOTICES. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid return receipt requested, or sent by telecopy, provided that the telecopy cover sheet contain a notation of the date and time of transmission, and shall be deemed received: (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this paragraph, two (2) business days after the date placed in the United States mail, (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United

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

States, upon the date of delivery to the address of the person to receive such notice, or (iv) if given by telecopy, when sent. Notices shall be given at the following addresses:

If to the Corporation:
    Pacific Commerce Bank
    1196 Third Avenue
    Chula Vista, CA  91911
    Fax (619) 425-9107

If to Scripps Bank:
    Scripps Bank
    7817 Ivanhoe Avenue, Suite 201
    La Jolla, CA  92037
    Attn:  Chief Financial Officer
    Fax (619) 551-6209

If to the Executive:
    Thomas D. Michelli
    1011 Vista Madera Lane
    El Cajon, CA  92019-3578

The address for delivery of notices may be changed by the relevant party by giving notice of such change in accordance with this paragraph.

    8. COMPLETE AGREEMENT; MODIFICATIONS. The Agreement, as amended by this Amendment, (i) constitutes the parties' entire agreement, including all terms, conditions, definitions, warranties, representations, and covenants, with respect to the subject matter hereof, (ii) merges all prior discussions and negotiations between or among any or all of them as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Amendment may not be amended, altered or modified except by a writing signed by the party to be bound. With regard to such amendments, alterations, or modifications, telecopied signatures shall be effective as original signatures. Any amendment, alteration, or modification requiring the signature of more than one party may be signed in counterparts.
Following the Effective Time the Bank shall not be considered to be a party of its signature shall not be required on any amendment, alteration or modification.

    9. FURTHER ACTIONS. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of the Agreement, as amended by this Amendment.

    10. ASSIGNMENT. No party may assign its rights under the Agreement, as amended by this Amendment, without the prior written consent of the other parties hereto (excluding the Bank following the Effective Time).

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

    11. SUCCESSORS AND ASSIGNS. The Agreement, as amended by this Amendment, shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

    12. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of the Agreement including such invalid, void, or otherwise unenforceable portion).

    13. EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

    14. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

    15. NO THIRD PARTY BENEFICIARIES. The Agreement, as amended by this Amendment, and each and every provision thereof is for the exclusive benefit of the parties hereto and the designated beneficiaries of the Executive and not for the benefit of any third party.

    16. ATTORNEYS' FEES. Should any litigation (including any proceedings in a bankruptcy court) be commenced between the parties hereto or their representatives concerning any provision of the Agreement, as amended by this Amendment, or the rights and duties of any person or entity thereunder, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to the attorney's fees and court costs incurred by reason of such litigation, including attorneys' and experts' fees incurred in preparation for or investigation of any matter relating to such litigation.

    17. COUNTERPARTS. This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

    18. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

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

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


                                                 /s/ Thomas D. Michelli
                                                 -----------------------
                                                     Thomas D. Michelli

                                                 PACIFIC COMMERCE BANK


                                                 By:  /s/ [ILLEGIBLE]
                                                      ------------------
                                                 Its: Chairman
                                                      ------------------


                                                 SCRIPPS BANK


                                                 By:  /s/ [ILLEGIBLE]
                                                      ------------------
                                                 Its: Chairman
                                                      ------------------


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